Exhibit 99.1

Earnings Commentary and Supplemental Information Second Quarter 2016 Unaudited

Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2016 guidance, the expected total cost to integrate Recall Holdings Limited (“Recall”) with our company and expected synergies from the acquisition, strategic goals, and expected cost savings associated with the Transformation Initiative. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (viii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of our capital expenditures; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted OIBDA, (2) Adjusted Earnings per Share, (3) Funds from Operations (FFO NAREIT), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (AFFO). These measures do not conform to accounting principles generally accepted in the United States (GAAP). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Overview 4 Operational Highlights and Performance versus Strategic Plan 5 Financial Performance versus Strategic Plan 6 Company Profile 7 Financial Highlights 8 Year-over-Year Revenue Growth 9 Records Management Volume Growth 10 Guidance Summary 12 Quarterly Operating Performance 13 Year-to-Date Operating Performance 14 Consolidated Balance Sheets 15 Consolidated Statements of Operations 16 Reconciliation of Operating Income to Adjusted OIBDA 17 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 18 Reconciliation of Net Income Attributable to IRM to FFO & AFFO 19 Reconciliation of Cash Flow from Operations to AFFO 20 Quarterly Revenue Growth Bridge 21 Quarterly Normalized Adjusted OIBDA Bridge 22 Quarterly Normalized Adjusted EPS Bridge 23 Quarterly FFO (Normalized) Bridge 24 Progress on Cost Synergies Associated with Recall 25 Storage and Service NOI Reconciliation 26 Storage Net Operating Income (NOI) 27 Global Real Estate Portfolio 28 Revenue from Rental Activities and Storage NOI per Racked Square Foot 29 Portfolio Utilization 30 Gross Book Value of Real Estate Assets 31 Service Business Detail 32 Customer Data 33 Debt Schedule 34 Capitalization 35 Lease Obligations 36 Capital Expenditures and Investments 37 Investments 38 Components of Value 39 Appendix 40

Iron Mountain Second Quarter 2016 Financial Results Second Quarter Highlights Base Iron Mountain financial and operating performance consistent with first quarter results and aligns with 2020 strategic plan Second quarter profitability reflects legacy Recall scale prior to synergies Storage rental growth supported by volume gains across all major markets Accelerated Recall synergies support higher year-end run rate Actioned year-to-date more than $28 million of expected $50 million of Transformation run-rate savings Tightening full year 2016 Adjusted OIBDA guidance; FFO (Normalized) per share updated to reflect weighted average share count Annualized dividend of $1.94 reflects consistent growth and solid execution of 2020 strategic plan and related dividend growth expectations Financial Performance Total reported revenues for the second quarter were $884 million, compared with $760 million in 2015. Year-to-date total reported revenues were $1.63 billion, compared with $1.51 billion in 2015. On a constant dollar (C$) basis, total revenue growth was 18.6% for the quarter and 11.3% year-to-date, primarily driven by partial quarter benefit from the Recall acquisition, which closed on May 2, 2016. Operating income for the second quarter of 2016 was $97 million, compared with $130 million in 2015. Year-to-date operating income was $227 million, compared with $274 million year-to-date in 2015. Operating Income in the second quarter of 2016 included $50 million of Recall costs and $69 million year-to-date, compared with $6 million of Recall costs in the second quarter of 2015 and year-to-date 2015. Adjusted OIBDA for the second quarter was $261 million, compared with $223 million in 2015. Year-to-date, Adjusted OIBDA was $497 million, compared with $454 million in 2015. On a C$ basis, Adjusted OIBDA increased by 18.8% for the quarter and 11.6% year-to-date. GAAP EPS for the second quarter was $(0.06) per share compared with GAAP EPS of $0.25 per share for the second quarter of 2015. Year-to-date GAAP EPS was $0.21 per share compared with $0.45 per share in 2015. 2016 GAAP EPS was impacted by the same Recall costs that lowered operating income, and second quarter 2016 included debt extinguishment charges of approximately $9 million, associated with the refinancing of the Recall bridge facility. Adjusted EPS for the second quarter was $0.24 per diluted share, compared with $0.28 per diluted share in 2015. Adjusted EPS for the second quarter reflects a structural tax rate of 17.2%, compared with a structural tax rate of 13.9% in 2015. In addition, Adjusted EPS was impacted by increased depreciation and amortization expenses related to purchase price adjustments and accelerated depreciation of certain Recall racking structures. Year-to-date Adjusted EPS was $0.55 per diluted share, compared with $0.60 per diluted share in 2015. Income/(Loss) from continuing operations for the second quarter was $(15) million, compared with $54 million in 2015. For the first half of 2016 Income from continuing operations was $48 million, compared with $96 million in 2015. Income from continuing operations in the second quarter of 2016 included $50 million of Recall costs and $69 million year-to-date, compared with $6 million of Recall costs in the second quarter of 2015 and year-to-date 2015. FFO (Normalized) per share was $0.47 for the second quarter compared with $0.49 in 2015 and AFFO was $159 million for the second quarter compared with $131 million in 2015. On year-to-date basis, FFO (Normalized) per share was $0.98 compared with $0.99 in 2015 and AFFO was $301 million compared with $259 million in 2015. Earnings Overview 4

IRON MOUNTAIN®

Operational Highlights and Performance versus Strategic Plan

Pillars	Strategic Goals	Q2 2016 Operational Performance and Highlights
Developed Markets	**Maintain Continued Growth in Box and Tape Volume**	**Consistent volume and solid storage rental growth:** • NA Records and Information Management (i) internal volume growth of 0.2% (ii) internal revenue growth of 0.7% (iii) C$ revenue growth of 7.3% • NA Data Management (i) volume growth of (0.1)% (see page 30) (ii) internal growth of 1.3% (iii) C$ growth of 7.8% • Western Europe (i) internal volume growth of 3.7% (ii) internal revenue growth of 0.1% (iii) C$ growth of 23.2%
Emerging Markets	**Expand Presence and Leverage Scale** **Emerging Markets to Represent 20% of Revenues by 2020 on a 2014 C$ basis**	**Strong storage rental growth and volume:** • Other International (i) internal volume growth of 6.8% (ii) internal growth of 8.7% (iii) C$ growth of 73.5% **Emerging Markets (Other International excluding Australia) represent 16.4% of total revenues on a 2014 C$ basis**
Adjacent Businesses	**Adjacent Businesses to Represent 5% of Revenues by 2020**	**Continued growth in data center business; success-based investing** • Data Center: $24mm full year revenue run-rate reflecting double-digit growth year-over-year **Crozier Fine Arts** • Art Storage: $33mm full year revenue run-rate **Quarter revenue represented 1.6% of total revenues**
Enablers	**Strategic Goals**	**Q2 2016 Operational Performance and Highlights**
Transformation	**Deliver $125mm of cumulative savings by 2018** **$50mm of run-rate Adjusted OIBDA savings in 2016**	**Continuing to execute on Transformation initiative** • Incurred $6mm of net charges in Q1 and $.1mm in Q2 **Benefits of actions taken in July 2015 reflected in our results** • Total Adjusted OIBDA margins improved by 20 basis points year-over-year, reflecting benefits of transformation partially offset by lower legacy Recall margins.
Real Estate	**Leverage Real Estate Platform to Create Long-Term Value** • Consolidate properties for maximum efficiency, leverage development and lease conversion opportunities	**Invested $34mm in growth racking, real estate consolidation and development, with expected stabilized unlevered IRRs of 11% to 14%**

We use Non-GAAP metrics and financial measures in comparing our operating performance and highlights to our strategic goals because the non-GAAP metrics and financial measures are used in our strategic goals, rather than GAAP financial measures. We believe it is important to our investors for us to report progress against these strategic goals, and management compensation is aligned with these strategic goals, as noted in our annual meeting of stockholders proxy

www.ironmountain.com Selected metric definitions are available in the Appendix 5

Financial Performance versus Strategic Plan 6 Strategic Goals Q2 2016 Financial Performance C$ Total Revenue Growth of 4% CAGR C$ Total Revenue Growth of 18.6% for the quarter • Half of the growth organic/half to come from acquisitions • Revenue growth in line with 2020 Strategic Plan. Recall acquisition not fully reflected in run-rate Revenues Internal Storage Growth of 2.5%+ Internal Storage Revenue Growth of 2.1% Internal Service Growth of 1-2% Internal Service Revenue Growth of (2.1)% • Total service revenue up 15.6%, service gross profit up 18.3% C$ Adj. OIBDA Growth of 18.8% Adj. OIBDA C$ Total Adj. OIBDA Growth of 8% CAGR • Growth driven by Recall acquisition and transformation benefits. Year-over-year dividend growth of 2.0% per share expected in 2016 Dividend Dividend Growth Maintaining 2017 dividend per share guidance of $2.20, up 13% from 2016 Liquidity and Leverage At June 30, 2016, the company had liquidity of approximately $580mm, primarily under its revolving credit facility. The company’s net total lease adjusted leverage ratio was 5.8x at quarter end, as compared to a maximum allowable ratio of 6.5x. Refinanced the bridge facility associated with the Recall transaction of $850mm primarily with long-term debt - $500mm at 4.375% due in 2021 and $250mm at 5.375% due in 2026. Guidance The company tightened its C$ Adjusted OIBDA guidance for 2016 and updated FFO (Normalized) per share to reflect weighted average share count for the full year. Details are available on page 12.

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding over $3.7 billion of revenues annually. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves more than 220,000 customers, including approximately 94% of the Fortune 1000, and no single customer accounts for more than 1% of revenues. Iron Mountain provides storage and information management services in 45 countries on six continents, storing more than 650 million cubic feet of records in a portfolio of approximately 1,400 facilities totaling more than 85 million square feet of space. The company employs more than 26,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are just beginning to outsource their storage of physical documents.

Strong Track Record of Storage Rental Growth


26-year Compound Annual Growth Rate
16.5%
$1,838
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15

Countries Served



Diversification of Total Revenues

(As of 6/30/2016)


Region
16.9%
7.0%
5.4%
70.7%
Product
14.7%
8.8%
9.7%
66.8%
North America
Latin America
Europe(1)
Asia Pacific
Records Mgmt
Shredding
Data Protection
Other(2)

(1) Includes South Africa.
(2) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

www.ironmountain.com
Selected metric definitions are available in the Appendix
7

IRON MOUNTAIN®

Financial Highlights

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Storage Rental	$461,209	$538,682	16.8%	$920,081	$999,893	8.7%
Service	298,525	345,066	15.6%	588,939	634,545	7.7%
Total Revenues	**$759,734**	**$883,748**	**16.3%**	**$1,509,020**	**$1,634,438**	**8.3%**
Gross Profit	$433,451	$488,099	12.6%	$861,083	$912,684	6.0%
Gross Margin %	57.1%	55.2%	-190 bps	57.1%	55.8%	-130 bps
Gross Profit	$433,451	$488,099	12.6%	$861,083	$912,684	6.0%
Less: Recall Costs included in Cost of Sales	-	331	n/a	-	331	n/a
Adjusted Gross Profit	$433,451	$488,430	12.7%	$861,083	$913,015	6.0%
Adjusted Gross Profit Margin	57.1%	55.3%	-180 bps	57.1%	55.9%	-120 bps
Storage and Service Profit and Margin						
Storage Gross Profit	$360,054	$401,619	11.5%	711,910	755,825	6.2%
Storage Gross Margin	78.1%	74.6%	-350 bps	77.4%	75.6%	-180 bps
Service Gross Profit	$73,398	$86,812	18.3%	149,173	157,190	5.4%
Service Gross Margin	24.6%	25.2%	60 bps	25.3%	24.8%	-50 bps
Operating Income	$129,502	$96,626	(25.4%)	$274,436	$226,692	(17.4%)
Operating Income %	17.0%	10.9%	-610 bps	18.2%	13.9%	-430 bps
Adjusted OIBDA	$223,228	$261,434	17.1%	$454,446	$496,580	9.3%
Adjusted OIBDA %	29.4%	29.6%	20 bps	30.1%	30.4%	30 bps
Income (Loss) from Continuing Operations	$54,007	($14,720)	n/a	$95,746	$48,321	(49.5%)
Reported EPS - Fully Diluted from Continuing Operations	$0.25	($0.06)	n/a	$0.45	$0.21	(53.3%)
Adjusted EPS	$0.28	$0.24	(14.3%)	$0.60	$0.55	(8.3%)
Net Income (Loss)	$54,007	($13,133)	n/a	$95,746	$49,908	(47.9%)
FFO (NAREIT)(1)	$99,256	$45,186	(54.5%)	$185,304	$153,290	(17.3%)
FFO (Normalized)(1)	$102,921	$116,568	13.3%	$209,677	$225,010	7.3%
FFO (Normalized) per Share(1)	$0.49	$0.47	(4.1%)	$0.99	$0.98	(1.0%)
AFFO(1)	$130,674	$158,820	21.5%	$259,583	$300,550	15.8%
Ordinary Dividends per Share	$0.475	$0.485	2.1%	$0.950	$0.970	2.1%
Weighted Average Fully-diluted Shares Outstanding	212,077	246,387	16.2%	212,163	230,029	8.4%
Storage Net Operating Income (NOI)(2)	$378,358	$440,536	16.4%	$751,889	$820,471	9.1%

(1) In Q4 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these Non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the Q2 2015 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation.
(2) See slide 26 for Storage Net Operating Income reconciliation.

www.ironmountain.com Selected metric definitions are available in the Appendix 8

Year-over-Year Revenue Growth 9 Revenue Growth Rates Reported 16.8% 15.6% 16.3% 8.7% 7.7% 8.3% Less: Impact of FX Rate Changes and Adjustments (2.1)% (2.5)% (2.3)% (2.8)% (3.3)% (3.0)% Constant Currency 18.9% 18.1% 18.6% 11.4% 11.0% 11.3% Less: Impact of Acquisitions and Dispositions 16.8% 20.2% 18.2% 9.3% 11.3% 10.1% Internal Growth Rate 2.1% (2.1)% 0.4% 2.2% (0.3)% 1.2% Service Revenue Total Revenue Q2 2016 YTD 2016 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue

Records Management Volume Growth 10 2.0% 1.0% Q1-15A 3.5% Q4-14A 3.6% Q1-16A 3.2% 1.6% Q4-15A 2.3% Q2-16A 27.6% 25.9% Q3-15A 2.7% 1.1% Q2-15A 2.8% Q3-14A 5.5% Destructions New Volume from Existing Customers New Sales Business Acquisitions Outperm/Terms Total Iron Mountain (675 CuFt MM) North America (420 CuFt MM) Net Volume Growth Rate 5.1% 1.7% 11.4% Q1-16A 0.5% -1.7% -5.0% 5.0% 1.8% 0.3% Q4-15A 1.2% -1.8% -1.8% -4.5% 5.1% 1.6% 0.8% Q1-15A 1.2% -1.7% -4.6% 5.1% 1.7% 0.7% Q4-14A Q2-16A 11.6% -1.6% -5.1% 0.5% -1.6% -4.6% 5.1% 1.7% Q3-14A 3.3% -1.6% -4.7% 5.2% 1.7% 2.7% -4.8% 5.0% 1.8% 1.0% Q3-15A 1.1% -1.8% -4.7% 4.9% 1.7% 1.0% Q2-15A 1.2% (1) Customer acquisitions are included in new sales as the nature of these transactions is similar to new customer wins. -4.5% -4.4% -4.4% -4.4% -4.5% -4.6% -4.8% -4.8% -1.9% -1.9% -2.0% -2.1% -2.1% -2.1% -2.0% -2.1% 6.1% 5.9% 5.9% 5.9% 5.7% 5.8% 5.8% 6.0% 2.4% 2.4% 2.4% 2.3% 2.4% 2.5% 2.6% 2.6% 3.4% 1.5% 1.6% 0.7%

Records Management Volume Growth 11 3.6% Q2-16A 37.8% -2.6% -3.9% 5.5% 4.8% 34.1% Q1-16A 3.0% -2.3% -4.1% 5.0% 4.4% Q4-15A 3.1% -2.1% -4.4% 5.1% 4.5% Q3-15A 3.9%(1) -2.2% -4.6% 5.3% 4.7% 0.7% Q2-15A 3.0% -2.1% -4.6% 5.4% 3.7% 0.7% Q1-15A 5.4% -2.3% -4.5% 5.6% 5.0% 1.6% Q4-14A 5.7% -2.3% -4.2% 5.5% 4.8% 1.8% Q3-14A 5.4% -2.3% -4.2% 5.5% 4.6% 1.8% Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Western European (85 CuFt MM) (1) Other International (170 CuFt MM) (1) Net Volume Growth Rate Q2-16A 87.0% -3.7% -4.3% 9.9% 4.8% 80.2% Q1-16A 14.6%(1) -3.3% -4.2% 9.5% 4.5% 8.2% Q4-15A 6.0% -3.2% -4.2% 9.5% 4.0% Q3-15A 8.4%(1) -3.3% -3.6% 9.6% 4.2% 1.4% Q2-15A 9.6% -3.4% -3.4% 9.8% 4.2% 2.4% Q1-15A 12.9% -3.2% -3.4% 9.9% 4.1% 5.5% Q4-14A 17.5% -3.0% -3.6% 10.2% 4.5% 9.5% Q3-14A 16.7% -2.9% -3.8% 10.8% 4.3% 8.3% (2) Variances from prior quarters reporting due to system enhancements and transfer of Norway in the international segment. Customer acquisitions are included in new sales as the nature of these transactions is similar to new customer wins.

IRON MOUNTAIN®

Guidance Summary[1]

Financial Performance Out
$MM (except per share items)

	Implied C$ Growth Reflecting 2016 FX Budget Rates[2]	
	2016 C$ Guidance	2016 C$ % Change YOY[3]
Operating Performance		
Revenue	$3,450 - $3,550	18% - 21%
Adjusted OIBDA	$1,075 - $1,110	19% - 23%
Adjusted EPS – Fully Diluted[4]	$1.10 - $1.20	(6%) - 3%
FFO (Normalized)	$530 - $555	
FFO (Normalized) per share[4]	$2.15 - $2.25	
AFFO	$610 - $650	

	2016 Guidance
Estimated Capital Allocation	
Real Estate Investment	$320
Non-Real Estate Investment	$80
Real Estate and Non-Real Estate Maintenance	$90
Business and Customer Acquisitions	$140 - $180
Total Capital Expenditures and Investments (ex dividends)	$630 - $670

	Adj. OIBDA
Bridge to Full Year Adjusted OIBDA Guidance	
Standalone IRM 2016 Full Year Guidance	$950 - $970
Recall Contribution	$107 - $122
Synergies net of Expected Divestitures	$18
Total Adjusted OIBDA Guidance	$1,075 - $1,110

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) The 2016 C$ Budget Rate was set in January 2016. Guidance for Adjusted EPS, FFO (Normalized) and FFO (Normalized) per share reflects our expected Recall Purchase Price Adjustments.
(3) YOY growth compared to 2016 constant dollar (C$) budget rates; includes 1.5%-2.5% internal revenue growth.
(4) Assumes full year weighted average 246mm shares outstanding.

www.ironmountain.com Selected metric definitions are available in the Appendix 12

IRON MOUNTAIN®

Quarterly Operating Performance

	Q2 Results(1)		% Growth				
	Q2 2015	Q2 2016	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Rental	$270,174	$287,911	6.6%	(0.8)%	7.3%	6.6%	0.7%
Service	178,713	193,559	8.3%	(0.6)%	8.9%	10.1%	(1.2)%
Total Revenues	$448,887	$481,470	7.3%	(0.7)%	7.9%	8.0%	(0.0)%
Adjusted OIBDA	176,787	189,138					
Adjusted OIBDA Margin %	39.4%	39.3%					
NA Data Management							
Storage Rental	$64,068	$69,642	8.7%	0.9%	7.8%	6.5%	1.3%
Service	35,532	33,628	(5.4)%	0.1%	(5.4)%	8.1%	(13.5)%
Total Revenues	$99,600	$103,270	3.7%	0.6%	3.1%	7.1%	(4.0)%
Adjusted OIBDA	50,622	57,081					
Adjusted OIBDA Margin %	50.8%	55.3%					
Western European(2)							
Storage Rental	$59,915	$71,573	19.5%	(3.8)%	23.2%	23.2%	0.1%
Service	38,354	46,625	21.6%	(3.1)%	24.6%	29.2%	(4.6)%
Total Revenues	$98,269	$118,198	20.3%	(3.5)%	23.8%	25.5%	(1.7)%
Adjusted OIBDA	27,325	33,273					
Adjusted OIBDA Margin %	27.8%	28.2%					
Other International(2)							
Storage Rental	$62,921	$98,610	56.7%	(16.7)%	73.5%	64.8%	8.7%
Service	45,392	67,059	47.7%	(18.1)%	65.8%	60.5%	5.3%
Total Revenues	$108,313	$165,669	53.0%	(17.3)%	70.3%	63.0%	7.3%
Adjusted OIBDA	20,620	41,931					
Adjusted OIBDA Margin %	19.0%	25.3%					
Corporate and Other							
Storage Rental	$4,131	$10,946	165.0%	0.0%	165.0%	116.9%	48.0%
Service	534	4,195	685.6%	0.0%	685.6%	591.8%	93.8%
Total Revenues	$4,665	$15,141	224.6%	0.0%	224.6%	172.9%	51.6%
Adjusted OIBDA	(52,126)	(59,989)					

(1) 2015 and 2016 results exclude Recall Costs.
(2) Variances from Q2 2015 reported results due to reclassification of Norway from the Western European business segment to the Other International business segment.

www.ironmountain.com Selected metric definitions are available in the Appendix 13

IRON MOUNTAIN®

Year-to-Date Operating Performance

	Year to Date Results[1]		% Growth				
	YTD 2015	YTD 2016	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Rental	$539,800	$555,134	2.8%	(1.0)%	3.8%	3.4%	0.4%
Service	351,774	371,017	5.5%	(1.0)%	6.5%	5.2%	1.3%
Total Revenues	$891,574	$926,151	3.9%	(1.0)%	4.9%	4.1%	0.8%
Adjusted OIBDA	358,267	365,695					
Adjusted OIBDA Margin %	40.2%	39.5%					
NA Data Management							
Storage Rental	$127,920	$134,990	5.5%	0.7%	4.8%	3.3%	1.6%
Service	68,915	64,623	(6.2)%	(0.1)%	(6.1)%	4.2%	(10.3)%
Total Revenues	$196,835	$199,613	1.4%	0.4%	1.0%	3.6%	(2.6)%
Adjusted OIBDA	101,910	110,541					
Adjusted OIBDA Margin %	51.8%	55.4%					
Western European[2]							
Storage Rental	$118,983	$129,392	8.7%	(4.1)%	12.8%	11.7%	1.1%
Service	78,351	82,682	5.5%	(3.4)%	9.0%	15.6%	(6.7)%
Total Revenues	$197,334	$212,074	7.5%	(3.8)%	11.3%	13.3%	(2.0)%
Adjusted OIBDA	56,357	65,219					
Adjusted OIBDA Margin %	28.6%	30.8%					
Other International[2]							
Storage Rental	$125,665	$159,026	26.5%	(17.3)%	43.9%	34.8%	9.1%
Service	88,386	107,984	22.2%	(18.4)%	40.5%	32.3%	8.2%
Total Revenues	$214,051	$267,009	24.7%	(17.8)%	42.5%	33.7%	8.8%
Adjusted OIBDA	41,876	63,507					
Adjusted OIBDA Margin %	19.6%	23.8%					
Corporate and Other							
Storage Rental	$7,713	$21,351	176.8%	0.0%	176.8%	125.7%	51.2%
Service	1,513	8,239	444.5%	0.0%	444.5%	442.9%	1.7%
Total Revenues	$9,226	$29,590	220.7%	0.0%	220.7%	175.9%	44.8%
Adjusted OIBDA	(103,964)	(108,382)					

(1) 2015 and 2016 results exclude Recall Costs.
(2) Variances from YTD 2015 reported results due to reclassification of Norway from the Western European business segment to the Other International business segment.

www.ironmountain.com Selected metric definitions are available in the Appendix 14

Consolidated Balance Sheets 15 ASSETS 12/31/2015 6/30/2016 Current Assets: Cash and Cash Equivalents $128,381 $236,989 Accounts Receivable, Net 564,401 710,526 Other Current Assets 165,130 341,855 Total Current Assets 857,912 1,289,370 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,744,236 5,540,949 Less: Accumulated Depreciation (2,247,078) (2,344,701) Property, Plant and Equipment, Net 2,497,158 3,196,248 Other Assets, Net: Goodwill 2,360,978 3,840,090 Other Non-current Assets, Net : 634,539 1,415,346 Total Other Assets, Net 2,995,517 5,255,436 Total Assets $6,350,587 $9,741,054 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $88,068 $112,509 Other Current Liabilities 753,763 869,520 Total Current Liabilities 841,831 982,029 Long-term Debt, Net of Current Portion 4,757,610 6,103,058 Other Long-term Liabilities 222,539 409,937 Total Long-term Liabilities 4,980,149 6,512,995 Total Liabilities $5,821,980 $7,495,024 Equity Total Stockholders' Equity $508,841 $2,221,075 Noncontrolling Interests 19,766 24,955 Total Equity 528,607 2,246,030 Total Liabilities and Equity $6,350,587 $9,741,054

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Revenues:						
Storage Rental	$461,209	$538,682	16.8%	$920,081	$999,893	8.7%
Service	298,525	345,066	15.6%	588,939	634,545	7.7%
Total Revenues	**$759,734**	**$883,748**	**16.3%**	**$1,509,020**	**$1,634,438**	**8.3%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)[1]	326,283	395,649	21.3%	647,937	721,754	11.4%
Selling, General and Administrative[2]	215,885	277,077	28.3%	412,299	484,843	17.6%
Depreciation and Amortization	87,549	115,022	31.4%	173,500	202,226	16.6%
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	515	(626)	n/a	848	(1,077)	n/a
Total Operating Expenses	**630,232**	**787,122**	**24.9%**	**1,234,584**	**1,407,746**	**14.0%**
Operating Income (Loss)	**$129,502**	**$96,626**	**(25.4)%**	**$274,436**	**$226,692**	**(17.4)%**
Interest Expense, Net	66,087	74,866	13.3%	130,985	141,928	8.4%
Other Expense (Income), Net	2,004	25,641	n/a	24,353	13,704	(43.7)%
Income (Loss) before Provision (Benefit) for Income Taxes	61,411	(3,881)	n/a	119,098	71,060	(40.3)%
Provision (Benefit) for Income Taxes	7,404	10,839	46.4%	23,352	22,739	(2.6)%
Income (Loss) from Continuing Operations	54,007	(14,720)	n/a	95,746	48,321	(49.5)%
Income (Loss) from Discontinued Operations, Net of Tax	-	1,587	n/a	-	1,587	n/a
Net Income (Loss)	54,007	(13,133)	n/a	95,746	49,908	(47.9)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	677	835	23.3%	1,320	1,102	(16.5)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$53,330**	**($13,968)**	**n/a**	**$94,426**	**$48,806**	**(48.3)%**
Earnings (Losses) per Share - Basic:						
Net Income (Loss) from Continuing Operations	$0.26	($0.06)	n/a	$0.45	$0.21	(53.3)%
Total Income (Loss) from Discontinued Operations	-	$0.01	n/a	-	$0.01	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.25**	**($0.06)**	**n/a**	**$0.45**	**$0.21**	**(53.3)%**
Earnings (Losses) per Share - Diluted:						
Net Income (Loss)	$0.25	($0.06)	n/a	$0.45	$0.21	(53.3)%
Total Income (Loss) from Discontinued Operations	-	$0.01	n/a	-	$0.01	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.25**	**($0.06)**	**n/a**	**$0.45**	**$0.21**	**(53.3)%**
Weighted Average Common Shares Outstanding - Basic	210,699	246,387	16.9%	210,468	228,957	8.8%
Weighted Average Common Shares Outstanding - Diluted	212,077	246,387	16.2%	212,163	230,029	8.4%

(1) Includes $0.3mm of Recall costs in Q2 2016 and YTD 2016.
(2) Includes $5.7mm and $50.1mm of Recall Costs in Q2 2015 and Q2 2016, respectively. Also, includes $5.7mm and $68.4mm of Recall Costs in YTD 2015 and YTD 2016, respectively.

www.ironmountain.com Selected metric definitions are available in the Appendix 16

17 Reconciliation of Operating Income to Adjusted OIBDA Net of tax provision of $0.3mm for Q2 2016 and YTD 2016. Includes realized and unrealized FX (gains) losses. Excludes realized and unrealized FX (gains) losses and includes debt extinguishment charges of approximately $9mm. Q2 2015 Q2 2016 % Change YTD 2015 YTD 2016 % Change Net Income (Loss) Attributable to Iron Mountain Incorporated $53,330 ($13,968) n/a $94,426 $48,806 (48.3)% Add: Net Income (Loss) Attributable to Noncontrolling Interests 677 835 23.3% 1,320 1,102 (16.5)% Loss (Income) from Discontinued Operations, Net of Tax (1) - (1,587) n/a - (1,587) n/a Provision (Benefit) for Income Taxes 7,404 10,839 46.4% 23,352 22,739 (2.6)% FX (Gains) Losses (2) 1,653 17,194 n/a 23,920 4,652 (80.6)% Other (Income) Expense (3) 351 8,447 n/a 433 9,052 n/a Interest Expense, Net 66,087 74,866 13.3% 130,985 141,928 8.4% Operating Income (Loss) $129,502 $96,626 (25.4)% $274,436 $226,692 (17.4)% Depreciation and Amortization 87,549 115,022 31.4% 173,500 202,226 16.6% Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net 515 (626) n/a 848 (1,077) n/a Recall Costs 5,662 50,412 n/a 5,662 68,739 n/a Adjusted OIBDA $223,228 $261,434 17.1% $454,446 $496,580 9.3%

18 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the three and six months ended June 30, 2015 and 2016, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and six months ended June 30, 2015 and 2016 was 13.9% and 17.2%, respectively. Q2 2015 Q2 2016 % Change YTD 2015 YTD 2016 % Change Reported EPS - Fully Diluted from Continuing Operations 0.25 $ (0.06) $ n/a 0.45 $ 0.21 $ (53.3)% Add: Recall Costs 0.03 0.20 n/a 0.03 0.30 n/a Other (Income) Expense, Net 0.01 0.10 n/a 0.11 0.06 (45.8)% Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.01) (0.01) 0.0% 0.01 (0.02) n/a Adjusted EPS - Fully Diluted from Continuing Operations 0.28 $ 0.24 $ (14.3)% 0.60 $ 0.55 $ (8.3)%

IRON MOUNTAIN®

Reconciliation of Net Income to FFO & AFFO

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Net Income	**$54,007**	**($13,133)**	**n/a**	**$95,746**	**$49,908**	**(47.9)%**
Add:						
Real Estate Depreciation	45,249	58,319	28.9%	89,558	103,382	15.4%
FFO (NAREIT)[1]	**$99,256**	**$45,186**	**(54.5)%**	**$185,304**	**$153,290**	**(17.3)%**
Add:						
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	515	(626)	n/a	848	(1,077)	n/a
FX Losses (Gains)[2]	1,653	17,193	n/a	23,920	4,651	(80.6)%
Other Expense (Income)[3]	351	8,448	n/a	433	9,053	n/a
Deferred Income Taxes and REIT Tax Adjustments[4]	(4,516)	(2,458)	(45.6)%	(6,490)	(8,059)	24.2%
Loss (Income) from Discontinued Operations, Net of Tax	-	(1,587)	n/a	-	(1,587)	n/a
Recall Costs	5,662	50,412	n/a	5,662	68,739	n/a
FFO (Normalized)[1]	**$102,921**	**$116,568**	**13.3%**	**$209,677**	**$225,010**	**7.3%**
Add:						
Non-Real Estate Depreciation	30,976	35,208	13.7%	61,458	65,535	6.6%
Amortization Expense[5]	13,593	24,395	79.5%	26,845	38,958	45.1%
Non-Cash Rent Expense (Income)[6]	(281)	(1,967)	n/a	(2,397)	(1,359)	(43.3)%
Non-Cash Equity Compensation Expense (Income)	7,921	9,028	14.0%	14,777	15,913	7.7%
Less:						
Non-Real Estate Investment	13,089	9,328	(28.7)%	24,323	17,639	(27.5)%
Real Estate and Non-Real Estate Maintenance CapEx	11,367	16,832	48.1%	26,454	27,936	5.6%
Recall Integration Capex	-	(1,747)	n/a	-	(2,068)	n/a
AFFO[1]	**$130,674**	**$158,819**	**21.5%**	**$259,583**	**$300,550**	**15.8%**
Per Share Amounts (Fully Diluted Shares)						
FFO (NAREIT)	$0.47	$0.18	(61.7)%	$0.87	$0.67	(23.0)%
FFO (Normalized)	$0.49	$0.47	(4.1)%	$0.99	$0.98	(1.0)%
Weighted Average Common Shares Outstanding - Basic	210,699	246,387	16.9%	210,468	228,957	8.8%
Weighted Average Common Shares Outstanding - Diluted	212,077	246,387	16.2%	212,163	230,029	8.4%

(1) In Q4 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the Q2 2015 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation.
(2) Includes realized and unrealized FX (gains) losses.
(3) Excludes realized and unrealized FX (gains) losses and includes debt extinguishment charges of approximately $9mm.
(4) Includes the impact of the repatriation of foreign earnings and accounting method changes related to the REIT conversion (including the impact of amended tax returns); excludes current cash taxes of $11,920 in Q2 2015, $13,297 in Q2 2016, $29,842 YTD 2015 and $30,798 YTD 2016.
(5) Reflects amortization of customer acquisition intangibles, transportation and permanent withdrawal fees in addition to amortization of deferred financing charges.
(6) Q2 2015 non-cash rent expense (income) was adjusted to exclude cash receipts and other changes in deferred rent which did not have an impact on net income in such period.

www.ironmountain.com Selected metric definitions are available in the Appendix 19

20 Reconciliation of Cash Flow from Operations to AFFO Working capital adjustments in Q2 2016 are driven primarily by changes in tax or other long term receivables, accounts payable, accrued interest and accrued payroll. Includes impact of options where holders elect to receive shares net of tax withholding at vesting date. Other includes large volume account amortization and tax-related benefits related to option exercise. Q2 2015 Q2 2016 % Change YTD 2015 YTD 2016 % Change Cash Flow from Operations $174,226 $125,632 (27.9)% $179,738 $206,750 15.0% Adjust for: REIT Tax Adjustments 1,299 1,432 10.2% 2,598 1,843 (29.1%) Recall Cost Addback 5,662 50,413 n/a 5,662 68,739 n/a Working Capital Adjustments (1) (37,786) 12,525 n/a 97,641 76,289 (21.9%) Non-Cash Rent Expense (281) (1,967) n/a (2,397) (1,359) (43.3%) Non-Real Estate Investment CapEx (13,089) (9,328) (28.7)% (24,323) (17,639) (27.5)% Real Estate and Non-Real Estate Maintenance CapEx (11,367) (16,832) 48.1% (26,454) (27,936) 5.6% Recall Integration Capex - 1,747 n/a - 2,068 n/a Non-Cash Equity Expense (2) 7,921 9,028 14.0% 14,777 15,913 7.7% Loss (Gain) on Early Extinguishment of Debt - (9,283) n/a - (9,283) n/a FX and Other (3) 4,088 (4,544) n/a 12,341 (14,834) n/a AFFO $130,674 $158,819 21.5% $259,583 $300,550 15.8%

21 Quarterly Revenue Growth Bridge 16% R$ Growth 19% C$ Growth Q2 2016 Revenue - Reported $ $884 REC Revenue Net of Divestitures and IRM Base Business Growth $141 IRM REC Q2 2015 Revenue at Q2 2016 FX Rates $743 FX Impact at Q2 2016 FX Rates $17 Q2 2015 Revenue - Reported $ $760

22 Quarterly Normalized Adjusted OIBDA Bridge 19% C$ Growth $27 Q2 2015 Adj. OIBDA - Reported $ $223 Q2 2016 Adj. OIBDA - Reported $ $261 Gross Synergies $2 IRM Transformation Savings $13 REC and IRM Adj. OIBDA Net of Divestitures and IRM Base Business Growth Normalized Q2 2015 Adj. OIBDA at Q2 2016 FX Rates $220 FX Impact at Q2 2016 FX Rates $3 17% Reported R$ Growth

23 Quarterly Normalized Adjusted EPS Bridge $0.02 / 8% Normalized Growth Q2 2016 Adj. EPS - Normalized $0.26 Accelerated Depreciation Associated with Legacy Recall Racking $0.02 Q2 2016 Adj. EPS - Reported $0.24 Increase in Interest Expense and Tax Rate $0.04 Increase in D&A Expense $0.09 IRM Transformation Savings and Gross Synergies REC Base Benefit Net of Divestitures and IRM Base Business Growth $0.09 Q2 2015 Adj. EPS - Normalizing Share Count $0.24 Impact of Higher Share Count $0.04 Q2 2015 Adj. EPS - Reported $ $0.28 $0.04 $(0.04) / (14)% Reported Decline Synergies Trans. Savings

24 Quarterly FFO (Normalized) Bridge $0.05 / 12% Growth Adjusted for Share Count $0.47 Q2 2016 FFO (Normalized) per Share - Reported $ $0.42 Impact of Higher Share Count $0.05 $0.07 Q2 2015 FFO (Normalized) Per Share - Reported $ Q2 2015 FFO (Normalized) Per Share - Normalizing Share Count Growth $0.49 $(0.02) / (4)% Reported Decline

25 Progress on Cost Synergies Associated with Recall Expected Net Synergies Total Full Year Divestitures Total Expected Gross Synergies for 2017 In Year Benefit of Actions to be Taken in 2017 Q2 2015 Adj. EPS - Reported $ >80% of 2017 Gross Synergies Actioned in 2016 2017 Expected Synergies $20 $115 $35 $95 $80 $40 $55 Total Run - Rate Gross Synergies from Actions Taken in 2016 Actioned YTD July 30 2016 To be Actioned August - December 2016 $ 95

IRON MOUNTAIN®

Storage and Service NOI Reconciliation

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Total Storage Revenue	**$461,209**	**$538,682**	**16.8%**	**$920,081**	**$999,893**	**8.7%**
Add: Permanent w ithdraw al fees	6,495	5,848	(10.0%)	12,853	10,471	(18.5%)
Adjusted Storage Revenue	**$467,704**	**$544,530**	**16.4%**	**$932,934**	**$1,010,364**	**8.3%**
Total Service Revenue	**$298,525**	**$345,066**	**15.6%**	**$588,939**	**$634,545**	**7.7%**
Less: Permanent w ithdraw al fees	(6,495)	(5,848)	(10.0%)	(12,853)	(10,471)	(18.5%)
Adjusted Storage Revenue	**$292,030**	**$339,218**	**16.2%**	**$576,086**	**$624,073**	**8.3%**
Storage Cost of Sales (COS)						
Storage COS excluding rent	50,960	69,824	37.0%	109,248	126,008	15.3%
Storage Rent	50,195	67,239	34.0%	98,923	118,060	19.3%
Total Storage COS	**101,155**	**137,063**	**35.5%**	**208,171**	**244,068**	**17.2%**
Service Cost of Sales (COS)						
Service COS excluding rent	223,216	255,248	14.4%	435,978	472,021	8.3%
Service Rent	1,912	3,006	57.3%	3,788	5,333	40.8%
Total Service COS	**225,127**	**258,254**	**14.7%**	**439,766**	**477,355**	**8.5%**
Recall Cost of Sales Expenses	**-**	**331**	**n/a**	**-**	**331**	**n/a**
Total COS	**$326,283**	**$395,649**	**21.3%**	**$647,937**	**$721,754**	**11.4%**
SG&A Costs						
Storage Overhead	38,386	34,170	(11.0%)	71,798	63,885	(11.0%)
Service Overhead	27,779	24,128	(13.1%)	51,580	45,094	(12.6%)
Corporate Overhead	89,511	107,159	19.7%	135,026	192,696	42.7%
Recall Overhead	5,662	50,081	n/a	47,014	68,408	45.5%
Sales and Marketing	54,547	61,538	12.8%	106,880	114,759	7.4%
Total SG&A	**$215,885**	**$277,077**	**28.3%**	**$412,299**	**$484,843**	**17.6%**

www.ironmountain.com Selected metric definitions are available in the Appendix 26

IRON MOUNTAIN®

Storage Net Operating Income (NOI)

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Revenue from Storage Rental Activities						
Records Management	$364,308	$425,107	16.7%	$727,636	$782,584	7.6%
Data Protection	75,137	83,399	11.0%	149,894	157,895	5.3%
Other[1]	21,764	30,176	38.7%	42,551	59,414	39.6%
Total Storage Rental	461,209	538,682	16.8%	920,081	999,893	8.7%
Terminations/Permanent Withdraw al Fees	6,495	5,848	(10.0)%	12,853	10,471	(18.5)%
Total Revenue from Adjusted Storage Rental Activities	**$467,704**	**$544,530**	**16.4%**	**$932,934**	**$1,010,364**	**8.3%**
Less: Storage Rental Expenses						
Facility Costs[2]	97,476	125,480	28.7%	202,081	224,181	10.9%
Storage Rental Labor[3]	1,153	4,069	n/a	1,195	7,595	n/a
Other Storage Rental Expenses	2,526	7,514	n/a	4,895	12,292	n/a
Storage Cost of Sales	**101,155**	**137,063**	**35.5%**	**208,171**	**244,068**	**17.2%**
Allocated Overhead[4]	38,386	34,170	(11.0)%	71,798	63,885	(11.0)%
Total Storage Rental Expenses	**139,541**	**171,233**	**22.7%**	**279,969**	**307,953**	**10.0%**
Storage Rent	50,195	67,239	34.0%	98,923	118,060	19.3%
Storage Rental Expenses (excluding Storage Rent)	**$89,346**	**$103,994**	**16.4%**	**$181,046**	**$189,893**	**4.9%**
Storage Net Operating Income	**$378,358**	**$440,536**	**16.4%**	**$751,889**	**$820,471**	**9.1%**
Storage Net Operating Income Margin	80.9%	80.9%	0 bps	80.6%	81.2%	60 bps
Storage Gross Profit	**$360,054**	**$401,619**	**11.5%**	**$711,910**	**$755,825**	**6.2%**
Storage Gross Margin	78.1%	74.6%	-350 bps	77.4%	75.6%	-180 bps

(1) Includes Data Center, Fine Art Storage, Consumer Storage, Intellectual Property Management, Digital Storage, Fulfillment Services, Document Management Services, Entertainment Services and other ancillary services.
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.
(3) Q2 2015 Storage Rental Labor Costs reflect true-ups of accruals for incentive compensation and workers compensation claims.
(4) Refer to 'Components of Value' and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 27

IRON MOUNTAIN®

Global Real Estate Portfolio[(1)]

(000s, except for number of buildings)

As of 3/31/2016 Adjusted[(2)]

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**198**	**21,500**	**478**	**30,063**	**676**	**51,563**
Europe[(3)]	50	2,852	210	7,377	260	10,230
Latin America	31	1,625	68	3,490	99	5,115
Asia Pacific	4	85	106	3,215	110	3,300
International	**85**	**4,562**	**384**	**14,082**	**469**	**18,645**
Total	**283**	**26,063**	**862**	**44,145**	**1,145**	**70,208**

Q2 2016 Additions & Expansions

	Owned Facilities		Leased Facilities[(4)]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**-**	**-**	**116**	**5,805**	**116**	**5,805**
Europe[(3)]	11	792	96	4,817	107	5,609
Latin America	5	289	27	1,671	32	1,960
Asia Pacific	4	380	96	4,932	100	5,311
International	**20**	**1,461**	**219**	**11,420**	**239**	**12,881**
Total	**20**	**1,461**	**335**	**17,225**	**355**	**18,686**

Q2 2016 Dispositions & Move Outs

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**-**	**-**	**(9)**	**(299)**	**(9)**	**(299)**
Europe[(3)]	-	-	(8)	(223)	(8)	(223)
Latin America	-	-	(1)	(157)	(1)	(157)
Asia Pacific	-	-	(1)	(2)	(1)	(2)
International	**-**	**-**	**(10)**	**(382)**	**(10)**	**(382)**
Total	**-**	**-**	**(19)**	**(681)**	**(19)**	**(681)**

As of 6/30/2016

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**198**	**21,500**	**585**	**35,569**	**783**	**57,070**
Europe[(3)]	61	3,644	298	11,972	359	15,616
Latin America	36	1,914	94	5,004	130	6,918
Asia Pacific	8	465	201	8,145	209	8,609
International	**105**	**6,023**	**593**	**25,120**	**698**	**31,144**
Total	**303**	**27,524**	**1,178**	**60,690**	**1,481**	**88,213**
Total %	**20.5%**	**31.2%**	**79.5%**	**68.8%**		

(1) Includes real estate held in joint ventures.
(2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings.
(3) Includes South Africa.
(4) Out of the 335 leased building additions and expansions, 317 were the result of acquiring leases in business acquisitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 28

IRON MOUNTAIN®

Revenue from Rental Activities and Storage NOI per Racked Square Foot

Square Footage by Region	As of June 30, 2016				
	North America	Europe	Latin America	Asia Pacific	Total
Records Management Racked Space	42,131	11,582	5,077	5,550	64,340
Data Protection Racked Space	713	118	37	23	891
Other[1]	14,225	3,915	1,804	3,036	22,981
Total	57,070	15,616	6,918	8,609	88,213

Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot[2]

	Q2 2016 Annualized	
	Revenue	NOI
North America		
Records Management $ per Sq Ft	$26.67	$21.58
Data Protection $ per Sq Ft	$354.38	$321.82
Europe[3]	$31.90	$26.27
Latin America	$29.90	$26.90
Asia Pacific	$27.78	$24.07
Total	$31.18	$25.98

(1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities.
(2) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.
(3) Includes South Africa.

www.ironmountain.com Selected metric definitions are available in the Appendix 29

Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 6/30/2016 100 0 700 600 500 400 +28.7% +11.4% +46.2% +286.3% +48.8% Total IRM 688 535 Asia Pacific Latin America Europe North America 430 386 900 800 700 600 500 100 0 Total IRM 810 752 85% 91% Asia Pacific 76 67 84% 95% Latin America 75 71 85% 91% Europe 154 142 84% 91% North America 505 472 85% 91% Q2 2016 Total Potential Building Cap. Q2 2016 Total Installed Racking Cap. Capacity and Utilization(3) (%) 90 80 70 60 10 0 +5.0% +1.5% +9.0% +7.0% -0.1% Total IRM 80 78 Asia Pacific Latin America Europe North America 61 61 0 10 20 80 90 110 120 100 77% Europe 22 15 50% 72% North America 85 74 72% 83% 7 Latin America 71% 38% 2 4 Asia Pacific 7 80% 67% 99 Total IRM 118 80% Data Protection Storage Portfolio (DPUs MM) As of 6/30/2016 (IRM Standalone) (2) Q2 2016 Q1 2016 Q4 2015 Q3 2015 Q2 2015 RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10. DPUs do not reflect data for Recall, because Recall’s unit of measurement for tapes is not consistent with Iron Mountain’s methodology. We are in the process of converting Recall’s data to be able to report DPUs in the near future. We operate our storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. Includes South Africa. 30 Units Stored(1) (4) (4) (4) (4) 17 43 89 64 64 130 1 5 10 1 6 11

Gross Book Value of Real Estate Assets 31 Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software. Real Estate Assets Storage Operations Land $247,379 Buildings & Building Improvements 1,636,836 Leasehold Improvements 480,178 Racking 1,840,798 Construction In Progress 59,572 Total Storage Gross Book Value $4,264,763 Service Operations Land $6,511 Buildings & Building Improvements 38,026 Leasehold Improvements 45,666 Racking 155,739 Construction In Progress 1,545 Total Service Gross Book Value $247,486 Total Real Estate Gross Book Value $4,512,249 Non-Real Estate Assets All Other Non-Real Estate Assets Gross Book Value (1) 1,028,700 Total PP&E Gross Book Value $5,540,949 As of 6/30/2016

IRON MOUNTAIN®

Service Business Detail

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Service Operations Revenue by Product Line						
Records Management	$152,682	$165,608	8.5%	$304,755	$309,316	1.5%
Data Protection	42,150	44,136	4.7%	86,606	83,099	(4.0)%
Shredding	60,256	80,487	33.6%	118,264	143,083	21.0%
Other[1]	43,438	54,834	26.2%	79,314	99,046	24.9%
Total Service Revenue	**$298,525**	**$345,066**	**15.6%**	**$588,939**	**$634,545**	**7.7%**

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Service Revenues	$298,525	$345,066	15.6%	$588,939	$634,545	7.7%
Less: Terminations/Permanent Withdraw al Fees	6,495	5,848	(10.0)%	12,853	10,471	(18.5)%
Adjusted Service Revenue	**$292,030**	**$339,218**	**16.2%**	**$576,086**	**$624,073**	**8.3%**
Less: Service Expenses						
Facility Costs[2]	6,108	7,440	21.8%	12,728	12,933	1.6%
Service Labor	166,687	188,500	13.1%	324,289	354,002	9.2%
Other Service Expenses	52,333	62,314	19.1%	102,749	110,420	7.5%
Service Cost of Sales	**225,127**	**258,254**	**14.7%**	**439,766**	**477,355**	**8.5%**
Allocated Overhead[3]	27,779	24,128	(13.1)%	51,580	45,094	(12.6)%
Total Service Expenses	**252,906**	**282,382**	**11.7%**	**491,346**	**522,449**	**6.3%**
Total Service Adjusted OIBDA	**$39,124**	**$56,836**	**45.3%**	**$84,739**	**$101,624**	**19.9%**
Total Service Adjusted OIBDA %	13.4%	16.8%	340 bps	14.7%	16.3%	160 bps
Service Rent	1,912	3,006	57.3%	3,788	5,333	40.8%
Total Service Adjusted OIBDAR	**$41,035**	**$59,842**	**45.8%**	**$88,527**	**$106,957**	**20.8%**
Total Service Adjusted OIBDAR %	14.1%	17.6%	360 bps	15.4%	17.1%	180 bps
Total Service Gross Profit	**$73,398**	**$86,812**	**18.3%**	**$149,173**	**$157,190**	**5.4%**
Total Service Gross Margin	24.6%	25.2%	60 bps	25.3%	24.8%	-60 bps

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.
(2) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 32

Customer Data

Iron Mountain provides storage and information management services to more than 220,000 customers in 45 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes approximately 94% of the Fortune 1000. No single customer represents more than 1% of revenues, or 2% of volume, and our Top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses limited to roughly 2% (on a volume basis), attributable to customer terminations.

North America Q2 2016 Trailing Twelve Months Revenue by Vertical



Energy
Business Services
Life Sciences
Insurance
3%
3%
2%
8%
40%
Other(1)
Financial
15%
9%
Legal
2%
Federal
18%
Healthcare

Customer Quality Metrics	YTD 2016	Full Year 2015	Full Year 2014	Full Year 2013
Volume Retention Rate (RM Global)	93.1%	93.3%	93.7%	92.9%
Bad Debt Expense as a % of Consolidated Revenues	0.2%	0.5%	0.5%	0.4%

Turnover Expenditures (Storage Only)	Q2 2016	YTD 2016
Sales, Marketing & Account Management	37,510	70,206
Customer Acquisition Costs[2]	9,488	16,746

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue.
(2) Customer acquisition costs include the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees.

www.ironmountain.com Selected metric definitions are available in the Appendix 33

Debt Schedule 34 Thereafter 2026 $250 2025 2024 $1,000 2023 $600 2022 $536 2021 $654 2020 $1,000 2019 $1,646 2018 2017 2016 $217 Floating Rate Debt at 6/30/16 Fixed Rate Debt at 6/30/16 32% 68% Fixed vs. Floating Rate Debt at 6/30/16 Debt Maturity Schedule ($MM) Floating Rate Debt Fixed Rate Debt (1) Account Receivable securitization.

Capitalization 35 CAD 6.125% notes due 2021 are rated BB by Standard & Poor’s. Total debt net of cash is calculated as current portion of long-term debt of $113mm plus long-term debt net of current portion of $6,103mm plus $66mm of deferred financing costs less cash and equivalents of $237mm. (1) 6.5 5.5 5.6x 5.4x 5.8x Net Lease Adjusted Leverage Ratio Q2 0.0 2014 2015 2016 Senior Credit Facility Debt Covenant Analysis (as of 6/30/2016) Metric Limit Current Fixed Charge Ratio ? 1.5x 2.6x Net Total Lease Adjusted Leverage Ratio ? 6.5x 5.8x Net Secured Lease Adjusted Leverage Ratio ? 4.0x 2.9x Credit Ratings S&P Moody's Data Table for ThinkCell Chart Corporate BB- Ba3 Senior Credit Facility BB Ba3 Senior Unsecured BB- Ba3 Senior Subordinated B B2 Senior Unsecured and Senior Subordinated Notes (as of 6/30/2016) Senior Senior Senior Senior Senior Senior Senior Type of Note Unsecured Unsecured Subordinated Unsecured Unsecured Unsecured Unsecured Issuance Date 8/13/13 8/13/13 8/7/12 9/18/14 9/29/15 5/27/16 5/27/16 Denomination CAD USD USD GBP USD USD USD Original Principal Amount (FX Rate on Issue Date) $193,720 $600,000 $1,000,000 $654,960 $1,000,000 $500,000 $250,000 Exchange Rate at 6/30/2016 0.7718 1.0000 1.0000 1.3392 1.0000 1.0000 1.0000 Principal Amount at 6/30/2016 $154,353 $600,000 $1,000,000 $535,664 $1,000,000 $500,000 $250,000 Yield (on Issue Date) 6.125% 6.000% 5.750% 6.125% 6.000% 4.375% 5.375% Maturity Date 8/15/21 8/15/23 8/15/24 9/15/22 10/1/20 6/1/21 6/1/26 Current Call Price N/A N/A N/A N/A N/A N/A N/A Next Call Date 8/15/17 10/15/18 8/15/17 9/15/17 10/1/17 6/1/18 6/1/21 Next Call Price 103.063 103.000 102.875 104.594 103.000 102.188 102.688 Senior Credit Facility (as of 6/30/2016) Senior Credit Facility Debt Covenant Analysis (as of 6/30/2016) Capacity $1,987,500 Outstanding $1,588,033 Letters of Credit $58,163 Remaining Capacity $341,304 Interest Rate Spread (Prime) 1.25% Interest Rate Spread (LIBOR) 2.25% Weighted Average Interest Rate 2.73% Maturity Date 7/5/19 Total Market Capitalization 6/30/2016 # of Shares Outstanding 263,023 Share Price at $39.83 Total Equity Value $10,476,208 Total Debt, Net of Cash (2) $6,044,137 Total Market Capitalization $16,520,344 Net Debt to Total Market Capitalization 37% Adj. OIBDA to Interest Expense 3.5x Total Market Capitalization to Adjusted OIBDA 17.9x Total Debt Weighted Average Rates (as of 6/30/2016) Interest 5.1% Maturity 5.2 years

Lease Obligations(1) Includes capital and operating lease obligations. Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.7 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.1 years 8.2% 2026 1.4% 2025 4.0% 2024 4.3% 2023 5.7% 2022 6.9% 2021 12.1% Thereafter 2020 9.4% 2019 13.4% 2018 13.5% 2017 13.3% 2016 7.7% Thereafter 56.8% 2026 3.8% 2025 5.1% 2024 4.3% 2023 3.3% 2022 3.6% 2021 3.3% 2020 3.7% 2019 3.3% 2018 3.9% 2017 4.0% 2016 5.0% Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 36

IRON MOUNTAIN®

Capital Expenditures and Investments

	Q2 2015	Q2 2016	% Change	YTD 2015	YTD 2016	% Change
Capital Expenditures[1] and Investments						
Real Estate:						
Investment[2]	$26,399	$57,977	119.6%	$71,479	$109,163	52.7%
Maintenance[3]	6,637	12,573	89.4%	15,843	20,099	26.9%
	$33,037	$70,550	113.5%	$87,322	$129,262	48.0%
Non-Real Estate:						
Investment[3]	$13,089	$9,328	(28.7)%	$24,323	$17,639	(27.5)%
Maintenance	4,729	4,259	(9.9)%	10,611	7,837	(26.1)%
	$17,819	$13,587	(23.7)%	$34,934	$25,476	(27.1)%
Total Real Estate and Non-Real Estate Capital Expenditures and Investments	**$50,855**	**$84,137**	**65.4%**	**$122,256**	**$154,738**	**26.6%**
Change in Capital Expenditure Accruals[4]	13,725	(1,324)	**(109.6%)**	17,100	8,927	(47.8)%
Total Cash Paid for Real Estate and Non-Real Estate Capital Expenditures and Investments	**$64,580**	**$82,813**	**28.2%**	**$139,356**	**$163,665**	**17.4%**
Business and Customer Acquisitions						
Business Acquisitions[5]	$18,522	$2,375	(87.2)%	$21,054	$21,897	4.0%
Change in Business Acquisition Accruals and Cash Acquired[5]	(3,239)	(222)		660	(404)	
Total Cash Paid for Acquisitions Excluding Recall	**$15,283**	**$2,153**	**(85.9)%**	**$21,714**	**$21,493**	**(1.0)%**
Recall Acquisition Non-Cash Consideration	-	$1,834,983		-	$1,834,983	
Recall Acquisition Cash	-	255,060		-	255,060	
Total Recall Acquisition	-	**$2,090,043**		-	**$2,090,043**	
Total Cash Paid for Acquisitions	**$15,283**	**$257,213**	**n/a**	**$21,714**	**$276,553**	**n/a**
Acquisition of Customer Relationship	$11,163	$5,526	(50.5)%	$16,199	$6,877	(57.5)%
Customer Inducements	4,311	5,296	22.8%	8,692	6,422	(26.1)%
Total Acquisition of Customer Relationships	**$15,474**	**$10,822**	**(30.1)%**	**$24,891**	**$13,299**	**(46.6)%**
Change in Customer Acquisition Accruals	(510)	(1,334)		(684)	3,447	
Total Cash Paid for Acquisition of Customer Relationships	**$14,964**	**$9,488**	**(36.6)%**	**$24,207**	**$16,746**	**(30.8)%**
Total Capital Expenditures, Investments and Acquisitions[6]	**$80,540**	**$2,182,081**	**n/a**	**$159,509**	**$2,273,555**	**n/a**

(1) Includes $29.9mm and $46.5mm for data center in Q2 2016 and YTD 2016, respectively.
(2) Includes Land, Buildings, Improvements, and Racking Structures.
(3) FFO (Normalized) is adjusted for these items, among others, to arrive at AFFO.
(4) Includes Recall integration related capex added back to AFFO of $1,747 and $2,068 in Q2 and YTD 2016, respectively.
(5) Excludes amount related to Recall.
(6) Excludes adjustments and customer inducements.

www.ironmountain.com Selected metric definitions are available in the Appendix 37

IRON MOUNTAIN®

Investments(1)

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU[3]	Average Stabilization Period
Racking Installations[2]						
North America	$18,535	$5,363	$14,915	4,153	$2.00	
Europe	47,993	5,063	36,176	14,861	$1.73	
Latin America	14,543	264	5,910	3,955	$1.51	
Asia Pacific	14,202	372	6,790	4,630	$1.13	
Worldwide	**$95,273**	**$11,062**	**$63,791**	**27,599**	**$1.83**	**8 - 12 months**

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU[3]	Average Stabilization Period
Building Development Projects[4]							
North America	$13,534	$2,713	$8,904	474	319	$2.00	
Europe	3,264	964	3,053	368	22	$1.73	
Latin America[5]	31,745	1,401	18,091	9,744	476	$1.51	
Asia Pacific	1,203	-	1,203	200	16	$1.13	
Worldwide	**$49,746**	**$5,078**	**$31,250**	**10,787**	**833**	**$1.83**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Building CuFt Capacity	Building CuFt Utilization	Building DPU Capacity	Building DPU Utilization	Expected IRRs
YTD 2016 Building Acquisitions							
North America	$0	-	-	-	-	0%	0%-0%
Europe	-	-	-	-	-	-	-
Latin America	-	-	-	-	-	-	-
Asia Pacific	-	-	-	-	-	-	-
Worldwide	**$0**	-	-	-	-	**0%**	**0%-0%**

YTD 2016 Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$28,774	($80,000)
Capital Consideration	$1,844,771	-
Synergized Total Expected Investment	**$1,873,545**	**($80,000)**
Estimated Annual Revenues	$716,233	-
Expected IRR Range	10% - 14%	-

Investment Reconciliation	Q2 Investments
Racking Installations	$11,062
Consolidation Related to Racking Installation	4,347
Building Development Projects	5,078
Consolidated Building Development Projects	481
Total C$ Real Estate Investments	20,969
Data Centers	29,106
Other Real Estate Investment	8,982
Total FX Impact	(1,079)
Real Estate Investment Capex	$57,977

(1) Based on 2016 C$ Budgeted FX Rates.
(2) Racking Installations exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $43.5mm, $4.3mm and $39.1mm, respectively.
(3) In USD R$. Q2 2016 has been normalized to reflect the Recall benefit and is calculated using a twelve month trailing historical average.
(4) Building Development Projects exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $8.1m, $0.5mm and $6.4mm, respectively.
(5) Includes a large building development project, with a longer than average stabilization period.

www.ironmountain.com Selected metric definitions are available in the Appendix 38

IRON MOUNTAIN®

Components of Value

Components	Q2 Annualized NOI
North America	
Records Management	$849,794
Data Protection	214,207
Other	68,570
Europe[1]	247,813
Latin America	109,521
Asia Pacific	48,233
Total Portfolio Storage NOI	1,538,138
Recall Storage NOI[2]	336,184
Total Storge NOI	$1,874,322

	Q2 Annualized Storage NOI
Service Adjusted OIBDAR[3]	$215,926
Annualized Recall Service Adjusted OIBDAR not included above[2]	26,695
Total Service Adjusted OIBDAR	$242,621

	Balance at 6/30/2016
Cash, Cash Equivalents & Other Tangible Assets[4]	$1,289,370
Quarterly Building & Racking Investment, not reflected in NOI	$16,140
Customer Acquisition Consideration	$5,526
Less:	
Debt, Gross Book Value[5]	$6,215,567
Non-Controlling Interests	$24,955
Annualized Rental Expense[6]	$313,372
Estimated Tax Liability	($2,670)

Components of Overhead

Total overhead costs have been allocated as follows:

	Q2 2016	YTD 2016
Storage	$34,170	$63,885
Service	24,128	45,094
Corporate	107,160	192,698
Recall[7]	50,081	68,408
Selling, Marketing, & Account Management	61,538	114,759
Total Overhead	**$277,077**	**$484,843**

(1) Includes South Africa.
(2) May and June annualized.
(3) Trailing four quarter prior to rental expense.
(4) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses.
(5) Calculated as current portion of Long-Term Debt of $113mm plus Long-Term Debt net of current portion of $6,103mm.
(6) Includes IRM Storage and Service annualized standalone rental expense. Also includes annualized Recall rental expense of approximately $103mm.
(7) Excludes Recall costs in cost of sales of $0.3mm.

www.ironmountain.com Selected metric definitions are available in the Appendix 39

Appendix 40 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) other expense (income), net; (5) Recall Costs; (6) REIT Costs; (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance and Recall integration capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, REIT costs, Recall costs, working capital adjustments and other non-cash expenses. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA and Adjusted OIBDA Margin Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net, Recall Costs and REIT Costs. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Appendix Non-GAAP Measures (continued) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA (continued) Adjusted OIBDA does not include certain items that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) other expense (income), net; (6) income (loss) from discontinued operations, net of tax; (7) gain (loss) on sale of discontinued operations, net of tax; and (8) net income (loss) attributable to noncontrolling interests. Adjusted OIBDA also does not include interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted OIBDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted OIBDA and Adjusted OIBDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Funds From Operations, or FFO (NAREIT), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income excluding depreciation on real estate assets and gain on sale of real estate, net of tax (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) Recall Costs; (4) REIT Costs; (5) other expense (income), net; (6) deferred income taxes and REIT tax adjustments; (7) income (loss) from discontinued operations, net of tax; and (8) gain (loss) on sale of discontinued operations, net of tax. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. 41

Appendix Non-GAAP Measures (continued) Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 42

Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides records and information management services, including the storage of physical records, including media such as microfilm and microfiche, master audio and videotapes, film, x-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); information destruction services (“Destruction”); and DMS throughout the United States and Canada; as well as fulfillment services and technology escrow services in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients throughout the United States and Canada. Western European Business – Our Western European Business segment provides records and information management services, including Records Management, Data Protection & Recovery and DMS throughout the United Kingdom, Austria, Belgium, France, Germany, Ireland, Netherlands, Spain and Switzerland, as well as DMS in Sweden. Other International Business – Our Other International Business segment provides records and information management services throughout the remaining European countries in which we operate, Latin America, Asia Pacific and Africa, including Records Management, Data Protection & Recovery and DMS. Our European operations provide records and information management services, including Records Management, Data Protection & Recovery and DMS throughout the Czech Republic, Denmark, Estonia, Finland, Greece, Hungary, Latvia, Lithuania, Norway, Poland, Romania, Russia, Serbia, Slovakia, Turkey and Ukraine as well as Records Management in Sweden. Our Latin America operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide records and information management services, including Records Management, Data Protection & Recovery and DMS throughout Australia and New Zealand, with Records Management and Data Protection & Recovery also provided in certain markets in China, Hong Kong-SAR, India, Malaysia, Singapore, Taiwan and Thailand. Our African operations provide Records Management and DMS in South Africa. 43

Appendix Definitions (continued) Corporate and Other – Our Corporate and Other Business segment primarily consists of our data center and fine art storage businesses in the United States, the primary product offerings of our Adjacent Businesses operating segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan. Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. 44

Appendix 45 Definitions (continued) Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies, or Real Estate Investment. Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures, or Real Estate Maintenance. Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer-inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of new products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements, or Non-Real Estate Investment. Maintenance – Assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements, or Non-Real Estate Maintenance.

Appendix 46 Definitions (continued) Capital Expenditures and Investments (continued) Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are a non-GAAP measure calculated by translating the 2015 results at the 2016 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval. Customer Acquisition Costs – Includes costs associated with the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Latin America, Asia Pacific) and product (Records Management or Data Protection).

Appendix 47 Definitions (continued) Internal Revenue Growth – Our internal revenue growth rate, which is a non-GAAP measure, represents the weighted average year-over-year growth rate of our revenues excluding the impacts of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our internal revenue growth rate includes the impact of acquisitions of customer relationships. Investment in Current Period – Spend within the quarter being reported. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. Recall Costs – Operating expenditures associated with our acquisition of Recall, including operating expenditures to complete the Recall Transaction, including advisory and professional fees and costs to complete the Divestments required in connection with receipt of regulatory approval and to provide transitional services required to support divested businesses during a transition period, as well as operating expenditures to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs. REIT Costs – Costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. REIT Countries – Countries where we operate that have been converted into a qualified REIT subsidiary and taxable REIT subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States.

Appendix 48 Definitions (continued) Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. OIBDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and dividend by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis.

Appendix 49 Definitions (continued) Transformation Initiative – During the third quarter of 2015, we implemented a plan that calls for certain organizational realignments to reduce our overhead costs, particularly in our developed markets, in order to optimize our selling, general and administrative cost structure and to support investments to advance our growth strategy (the “Transformation Initiative”), which is expected to be completed by the end of 2017. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period.